Exhibit 5.1

December 10, 2024

TEN Holdings, Inc.

1170 Wheeler Way

Langhorne, PA 19047

Ladies and Gentlemen:

We have acted as counsel to TEN Holdings, Inc. (the “Company”), in connection with the Registration Statement on Form S-1 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 11, 2024, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) 2,500,000 shares of common stock, par value $0.0001 per share (the “Primary Shares”), (ii) certain warrants (in the form filed as an exhibit to the Registration Statement) to be issued to the representative of the underwriters to purchase up to 125,000 shares of common stock (the “Warrants”), (iii) up to 125,000 shares of common stock, par value $0.0001 per share, issuable upon the exercise of the Warrants granted to the representative by the Company (the “Warrant Shares”), pursuant to the Underwriting Agreement between the Company and the underwriter named therein (the “Underwriting Agreement”) and (iv) up to 4,400,000 shares of common stock, par value $0.0001 per share, to be offered by certain selling stockholders named in the Registration Statement (the “Resale Shares”).

A. Opinion Regarding the Validity of the Shares of Common Stock Being Registered

In connection with the opinion expressed in Section A hereof, we have examined and are familiar with the articles of incorporation and the bylaws of the Company, as each of the same has been amended through the date hereof, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books and resolutions, of the Company. We have also examined the Registration Statement and such statutes and other records, instruments, and documents pertaining thereto that we have deemed necessary to examine for the purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein. This opinion is limited to our review of Chapter 78 of the Nevada Revised Statutes as currently in effect, and we express no opinion as to the effect of any other law of the State of Nevada or the laws of any other jurisdiction.

On the basis of and in reliance upon the foregoing, we are of the opinion that:

1.	The Primary Shares registered under the Registration Statement, when and if issued by the Company in the manner described in the Registration Statement (in the form declared effective by the Commission) and duly purchased and paid for, will be legally issued, fully paid, and nonassessable.

2.	The Warrant Shares registered under the Registration Statement, when and if issued by the Company upon the exercise of the Warrants in accordance with the terms thereof, will be legally issued, fully paid, and nonassessable.

3.	The Resale Shares have been validly issued, and are fully paid and nonassessable.

B. Opinion Regarding the Enforceability of the Warrants

You have also requested our opinion as to the matters set forth below in connection with the enforceability of the Warrants. For purposes of rendering that opinion, we have examined: (i) the Registration Statement; (ii) the most recent prospectus included in the Registration Statement on file with the Commission as of the date of this opinion letter; (iii) the Underwriting Agreement; (iv) the Warrants; and (v) the records of corporate actions of the Company relating to the Registration Statement, the Underwriting Agreement, and the Warrants and matters in connection therewith. We have also made such other investigations as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on certificates of officers of the Company.

We have made the assumptions that are customary in opinion letters of this kind, including, without limitation: (i) that each document submitted to or reviewed by us is accurate and complete; (ii) that each such document that is an original is authentic and each such document that is a copy conforms to an authentic original; (iii) that all signatures on each such document are genuine; (iv) the legal capacity of all natural persons; (v) that each such document, other than the Warrants with respect to the Company, constitutes a legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; (vi) that there are no documents or agreements by or among any of the parties thereto, other than those referenced in this opinion letter, that could affect the opinion expressed herein and no undisclosed modifications, waivers, or amendments (whether written or oral) to any of the documents reviewed by us in connection with this opinion letter; and (vii) that all parties have complied with all state and federal statutes, rules, and regulations applicable to them relating to the transactions set forth in the Underwriting Agreement and the Warrants. We have further assumed that the Company will not in the future issue, or otherwise make unavailable, such number of shares of common stock that there will be an insufficient number of authorized but unissued shares of common stock for the issuance pursuant to the exercise of the Warrants. We have not verified any of the foregoing assumptions.

950 Third Avenue, 19th Floor, New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380

The opinion expressed in Section B hereof is based on the facts in existence and the laws in effect on the date hereof and is limited to (a) the federal laws of the United States of America and (b) the laws of the State of New York that, in either case and based on our experience, are applicable to transactions of the type contemplated by the Underwriting Agreement and the Warrants. Except as expressly set forth in this opinion letter, we are not opining on specialized laws that are not customarily covered in opinion letters of this kind, such as tax, insolvency, antitrust, pension, employee benefit, environmental, intellectual property, banking, consumer lending, insurance, labor, health and safety, anti-money laundering, anti-terrorism, and state securities laws, or on the rules of any self-regulatory organization, securities exchange, contract market, clearing organization, or other platform, vehicle, or market for trading, processing, clearing, or reporting transactions. We are not opining on any other law or the law of any other jurisdiction, including any foreign jurisdiction or any county, municipality, or other political subdivision or local governmental agency or authority.

Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that when the Registration Statement becomes effective under the Securities Act, when the offering is completed as contemplated by Underwriting Agreement and the Registration Statement, when the Warrants are duly executed and authenticated in accordance with the Underwriting Agreement, and when the Warrants are issued, delivered, and paid for, as contemplated by the Registration Statement and the Underwriting Agreement, such Warrants will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including, but not limited to, principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith, and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinion expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated, or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

HUNTER TAUBMAN FISCHER & LI LLC

950 Third Avenue, 19th Floor, New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380